Exhibit 10.18

ELEVENTH AMENDMENT TO THE ASSIGNMENT OF LICENSE AGREEMENT

THIS ELEVENTH AMENDMENT TO THE ASSIGNMENT OF LICENSE AGREEMENT (“Eleventh Amendment”) is entered into September 28, 2005 (“Effective Date”) by and between Blast Energy Services, Inc. (formerly known as Verdisys, Inc.), a California corporation (“Blast”) and Maxim TEP, Inc., a Texas Corporation (“Maxim”).

WHEREAS on March 8, 2005, Blast and Maxim entered into an assignment of license agreement requiring payments to be made in accordance with a defined payment schedule;

WHEREAS Maxim has failed to pay Three Hundred and Sixty Five Thousand ($365,000) Dollars of the total balance due on June 3, 2005, has failed to cure the default within the defined 45 day cure period and has failed to pay the amount by the extension date of September 12, 2005;

WHEREAS Maxim now recognizes it is in default in its payments on the assignment of the license and desires to cure the default;

WHEREAS Maxim has requested to cure the default on its payments on the Nine Hundred and Fifteen Thousand ($915,000) Dollars in principal payments it owes by requesting an extended period to pay Nine Hundred and Fifteen Thousand ($915,000) Dollars of the additional consideration due;

THEREFORE, in view of the good and valuable consideration stated below, Blast and Maxim agree as follows:

1.	Extension Period.

1.1 Blast agrees to consider the default cured and extend the period that Maxim has to pay Nine Hundred and Fifteen Thousand ($915,000) Dollars of the balance due to October 7, 2005. Failure to pay the Nine Hundred and Fifteen Thousand ($915,000) Dollars on or before October 7, 2005 will result in the lapse of the assignment and forfeiture of all prior consideration.

2.	Consideration.

2.1 In consideration of this Extension, Maxim shall pay a delinquency fee of Twenty Five Thousand ($25,000) Dollars on or before September 28, 2005, and a further Twenty Five Thousand ($25,000) Dollars on or before September 30, 2005.

All other terms of the Assignment of License Agreement and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Ninth and Tenth Amendment are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written

MAXIM TEP, INC.

/s/ ROBERT SEPOS, CFO	9/28/2005
Robert Sepos, Chief Financial Officer	Date

BLAST ENERGY SERVICES, INC.

/s/ JOHN O’KEEFE	9/29/2005
John O’Keefe, EVP & Co-CEO	Date

October 13, 2005

Dan Williams

President & CEO

Maxim TEP

9400 Grogan’s Mill Road, Suite 205

The Woodlands, TX 77380

Dear Dan,

Assignment of License Agreement signed March 8, 2005

Demand for Payment of Outstanding License Fees

As you are aware, Maxim TEP is delinquent under the Agreement for a current payment of $915,000. Our Company has attempted to work with you by providing eleven extensions for the payment of the outstanding amount, the last of which terminated on October 7, 2005. Unfortunately, due to circumstances beyond our control, we are no longer in a position to provide additional extensions. Therefore this letter shall serve as formal notice that we demand:

1.	The payment of a minimum $200,000 by October 19, 2005.

2.	A second payment of $300,000 by October 31, 2005.

3.	A third payment of the balance of $415,000 by November 30, 2005 to maintain your Company in good standing.

If Maxim TEP is unable to meet this demand for payment the assignment of the license is revoked, all prior consideration paid is forfeit, and we will be forced to seek alternative buyers for the license.

We appreciate all the effort that you and Maxim TEP has extended to honor this agreement and we wish we could work with you further. However, we are now forced to demand payment on the above terms as we have received an equivalent offer from another party. We look forward to a positive resolution to the outstanding balance.

Sincerely Yours,

Andrew Wilson
VP and GM - Satellite Division

cc	Robert Sepos

John O’Keefe

October 18, 2005

Dan Williams

President & CEO

Maxim TEP

9400 Grogan’s Mill Road, Suite 205

The Woodlands, TX 77380

Dear Dan,

Assignment of License Agreement signed March 8, 2005

Demand for Payment of Outstanding License Fees

We are in receipt of your payment of $200,000 in accordance with our demand letter of October 13, 2005. As discussed this letter shall serve to amend the original demand letter as follows for the payment of the $715,000 still outstanding:

1.	Maxim will pay $300,000 on or before October 31, 2005.

2.	Maxim will pay $200,000 on or before November 30, 2005.

3.	Maxim will pay the balance of $215,000 on or before December 31, 2005

We look forward to the receipt of the additional funds to prevent any further default on the amounts owed.

Sincerely Yours,

Andrew Wilson
VP and GM - Satellite Division

cc	Robert Sepos

John O’Keefe